Calculation of Filing Fee Tables
S-3
Decoy Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 50,000,000.00	0.000087	$ 4,350.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 50,000,000.00		$ 4,350.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,350.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Decoy Therapeutics Inc. (the "registrant") is registering an indeterminate number of shares of common stock and preferred stock, principal amount of debt securities, warrants to purchase common stock, preferred stock and/or debt securities, and units, which together shall have an aggregate initial offering price not to exceed $50,000,000. If any debt securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price not to exceed $50,000,000. The registrant will determine the proposed maximum offering price per unit from time to time in connection with the issuance of the securities. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion, exchange or exercise of any securities registered hereunder or pursuant to their anti-dilution provisions. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Decoy Therapeutics Inc. (formerly Salarius Pharmaceuticals, Inc.)	S-3	333-289646	08/15/2025		$ 576.25	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 3,763,889.00
Fee Offset Claims	2	Decoy Therapeutics Inc. (formerly Salarius Pharmaceuticals, Inc.)	S-3	333-266589	08/05/2022		$ 3,773.75	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 40,709,277.00
Fee Offset Sources	3	Salarius Pharmaceuticals, Inc	S-3	333-289646		08/15/2025						$ 576.25
Fee Offset Sources	4	Salarius Pharmaceuticals, Inc.	S-3	333-266589		08/05/2022						$ 4,635.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(2) On August 15, 2025, the registrant filed a registration statement on Form S-3 (File No. 333-289646) (the "2025 Registration Statement") registering $3,763,889 of new securities, for which it paid a filing fee of $576.25. The 2025 Registration Statement was never declared effective, no securities were sold under it, and the registrant withdrew it on June 5, 2026. The 2025 Registration Statement's proposed carry forward, pursuant to Rule 415(a)(6), of unsold securities under the 2022 Registration Statement (as defined below) never became effective. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $576.25 fee against the fee due for this registration statement.

[2]	(3) On August 5, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-266589), declared effective on August 16, 2022 (the "2022 Registration Statement"), registering $50,000,000 of securities, for which it paid a filing fee of $4,635.00. The offering under the 2022 Registration Statement terminated on February 12, 2026, with securities having an aggregate offering price of $43,636,112.91 unsold, representing $4,045.07 of the fee paid. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $3,773.75 of that fee, associated with $40,709,277 of such unsold securities, against the remaining fee due for this registration statement.

Offset Note
[3]	(2) On August 15, 2025, the registrant filed a registration statement on Form S-3 (File No. 333-289646) (the "2025 Registration Statement") registering $3,763,889 of new securities, for which it paid a filing fee of $576.25. The 2025 Registration Statement was never declared effective, no securities were sold under it, and the registrant withdrew it on June 5, 2026. The 2025 Registration Statement's proposed carry forward, pursuant to Rule 415(a)(6), of unsold securities under the 2022 Registration Statement (as defined below) never became effective. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $576.25 fee against the fee due for this registration statement.

[4]	(3) On August 5, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-266589), declared effective on August 16, 2022 (the "2022 Registration Statement"), registering $50,000,000 of securities, for which it paid a filing fee of $4,635.00. The offering under the 2022 Registration Statement terminated on February 12, 2026, with securities having an aggregate offering price of $43,636,112.91 unsold, representing $4,045.07 of the fee paid. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $3,773.75 of that fee, associated with $40,709,277 of such unsold securities, against the remaining fee due for this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date